UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): February 16, 2005
Alpharma Inc. (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)
Delaware (State or other jurisdiction of incorporation)	1-8593 (Commission File Number)	22-2095212 (IRS Employer Identification No.)
One Executive Drive, Fort Lee, New Jersey 07024 (Address of Principal Executive Offices) (Zip Code)
Registrant's Telephone Number, Including Area Code: (201) 947-7774
Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 uner the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

On February 16, 2005, Alpharma Inc. (the "Company") was notified by PricewaterhouseCoopers LLP ("PwC"), the Company's independent registered public accounting firm, that PwC would decline to stand for re-election as the Company's independent registered public accounting firm at the Company's upcoming 2005 Annual Meeting of Stockholders. PwC informed the Company that PwC will cease to act as the Company's independent registered public accounting firm upon the completion of the audit of the Company's financial statements as of and for the year ended December 31, 2004. The Company has commenced a search for a successor independent auditor.

The audit reports of PwC on the Company's consolidated financial statements for the fiscal years ended December 31, 2002 and 2003 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits for the fiscal years ended December 31, 2002 and 2003 and the subsequent period through February 16, 2005, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in connection with its reports on the financial statements for such years.

During the fiscal years ended December 31, 2002 and 2003 and the subsequent period through February 16, 2005, there have been no "reportable events," as such term is defined in Item 304(a)(1)(v) of Regulation S-K, except as stated below:

• During the audit of the 2003 financial statements, PwC identified two reportable conditions in internal controls of the U.S. Human Pharmaceutical ("USHP") division of the Company, which when viewed collectively, constitute a material weakness in the Company's internal controls. The reportable conditions noted were (i) inadequate staffing and supervision at the USHP division and (ii) failure to perform timely reviews, substantiation and evaluation of certain general ledger account balances at the USHP division.

• In connection with its Quarterly Report on Form 10-Q for the period ended September 30, 2004 ("2004 Third Quarter Report"), the Company concluded that its disclosure controls and procedures were not effective to timely alert its applicable officers and employees to material information relating to the Company (including its consolidated subsidiaries), which were required to be included in the Company's filings made under the Securities and Exchange Act of 1934, as amended. This conclusion was based upon an exception to established control procedures noted by PwC in connection with its review of the third quarter financial statements. The exception resulted in a positive adjustment of $800,000 to the Company's operating income. Because of the relative magnitude of the adjustment ($800,000) to the Company's third quarter pre-tax loss of $6,416,000, this exception was considered a material weakness in internal controls.

• The Company has determined that, consistent with changes it has made in its internal reporting to the chief executive officer and in its periodic Board of Director meetings, it will be disaggregating in its segment footnote disclosures its U.S. Generics business and U.S. Branded Pharmaceuticals for the year ended December 31, 2004. Previously, these results had been aggregated and reported as U.S. Human Pharmaceuticals. The Company intends to revise its segment footnote disclosure in the financial statements included in its Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2004 to reflect the disaggregation. The Public Company Accounting Oversight Board (PCAOB) standards require that certain restatements be regarded as significant deficiencies in internal control over financial reporting and strong indicators of a material weakness. Consistent with these standards, the Company considers this deficiency in segment footnote disclosure to constitute a material weakness. The principal factor contributing to this condition was that changes in internal reporting were not properly considered by management for segment reporting purposes and led to the failure to properly apply generally accepted accounting principles.

The Company provided PwC with a copy of this disclosure and requested that PwC furnish the Company with a letter addressed to the Commission stating whether PwC agrees with the above statements, and, if not, stating the respects in which it does not agree. A copy of PwC's letter dated February 22, 2005, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

The Company has determined that it will be disaggregating in its segment footnote disclosures its U.S. Generics business and U.S. Branded Pharmaceuticals for the year ended December 31, 2004. Previously, these results had been aggregated and reported as U.S. Human Pharmaceuticals. U.S. Branded Pharmaceuticals currently consists of one product, Kadian®, an extended release morphine product. Over the past year, the Company has been increasing its investment in this product through the expansion of its sales force and increased research and development expenditures. Accordingly, beginning in the first quarter of 2004, the Company began segregating its U.S. Branded Pharmaceuticals financial results from its U.S. Generics financial results in both its internal reporting to the chief executive officer and in its periodic Board of Director meetings. Consistent with this change in management reporting, the Company has concluded that it will be revising its 2004 quarterly filings to disaggregate the financial results of U.S. Branded Pharmaceuticals from U.S. Human Pharmaceuticals in its segment footnote disclosures. The Company intends to revise its segment footnote disclosure in the financial statements included in its Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2004 to reflect the disaggregation. On February 22, 2005, because of the revised segment footnote disclosure, management and the audit committee of the Company's Board of Directors concluded that the previously issued financial statements for these periods should no longer be relied upon. The audit committee has discussed with the Company's independent registered public accounting firm the matters described in this Item.

In addition, in connection with its testing for the impairment of goodwill, the Company has concluded that the estimated fair value of its U.S. Generics reporting unit is below its book value. The Company and its independent valuation advisers are in the process of reviewing the estimates of the fair values of both the U.S. Generics and U.S. Branded Pharmaceuticals reporting units and the associated allocation of goodwill between the two units as of the first quarter of 2004. Based upon the results of this review, the Company will determine the amount and timing of a potential goodwill impairment charge.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

See the Exhibit Index attached hereto.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALPHARMA INC.

By: /s/ Matthew Farrell
Name: Matthew Farrell Title: Executive Vice President and CFO

Date: February 22, 2005

Exhibit Index
Exhibit No.	Description
16.1	Letter from PricewaterhouseCoopers LLP